                                                                   EXHIBIT 99(e)

NEWS

                  [THE WILLIAMS COMPANIES, INC. LETTERHEAD]

         SHAREHOLDERS APPROVE MERGER; WILLIAMS COMPANIES NEARLY DOUBLES IN SIZE

         HOUSTON -- Today's approval by Transco Energy Company shareholders of a merger making Transco a unit of The Williams Companies, Inc. creates one of the largest energy companies in the United States.

         "Our new company's future starts now," said Keith E. Bailey, chairman, president and chief executive officer of Williams. "While our ultimate goal will be challenging to accomplish, it can be simply stated. That is to be the best -- from serving our customers to achieving superior, sustainable returns for our shareholders."

         The approval of the merger occurred today during a special shareholder meeting at the Transco Tower. Bailey said the merger:

         --      Nearly doubles Williams' asset base -- from slightly over $5 billion to about $10 billion.

         --      Assembles a system of pipelines with the capacity to ship more natural gas in interstate transportation than any company in the United States, serving customers from coast-to-coast.

         --      Substantially expands Williams' natural gas gathering and
processing business, already an industry leader.

         --      Forges the development of a new natural gas marketing,
trading, price-risk management and information services company that, because of its scale and capabilities, will have few peers in the domestic energy industry.

         --      Forms the foundation for planned capital investments in
regulated and non-regulated businesses expected to exceed $1 billion per year.

         Today's vote culminates a series of steps that began Dec. 12, 1994, when both companies announced approval of a merger agreement. Williams completed a tender offer on Jan. 18, acquiring 60 percent of Transco's common stock.

         Transco stock not acquired in the tender offer will be exchanged for Williams stock. Detailed information on how to accomplish the exchange will be mailed next week to holders of Transco common and preferred stock.

         Transco, founded in 1946, has been listed on the New York Stock Exchange under the symbol "E" since 1975. That stock will no longer be traded.

         Although the merger officially will be effective on Monday, May 1, people within both Williams and Transco "have approached the merger with a sense of purpose and urgency" since the tender offer was completed, Bailey said.

         "Combining the two companies is occurring much faster than our initial analysis suggested it could. People within both companies deserve a great deal of credit for their professionalism during the physically taxing and sometimes emotionally painful process of reorganization," he said.

         Including people who transferred to work in other areas of Williams, some 550-600 of the 3,200 jobs formerly associated with Transco corporate, pipeline and marketing activities were eliminated.

         "We certainly have every confidence that we have assembled the best possible team to continue our winning streak," Bailey said.

         Total value of the transaction is more than $3 billion, including cash, stock and the assumption of Transco's debt.

         Williams' primary operating companies are:

         NORTHWEST PIPELINE, which operates an interstate natural gas pipeline system that serves customers in the Pacific Northwest and California.

         WILLIAMS NATURAL GAS, which operates an interstate natural gas pipeline system that serves portions of middle America.

         TRANSCONTINENTAL GAS PIPE LINE, which operates an interstate natural gas pipeline system that serves customers in the Southeast and much of the Eastern Seaboard.

         TEXAS GAS TRANSMISSION, which operates an interstate natural gas pipeline system that serves much of the Mississippi and Ohio river valleys.

         WILLIAMS FIELD SERVICES, which provides natural gas gathering and processing, natural gas liquids marketing, and develops new natural gas projects.

         WILLIAMS PIPE LINE, which operates an interstate petroleum liquids pipeline system in 11 states in the central U.S.

         WILLIAMS ENERGY SERVICES, a newly created organization that provides price-risk management, natural gas marketing and trading, and a variety of other services to the energy industry.

         WILLIAMS TELECOMMUNICATIONS SYSTEMS (WILTEL), a national company offering business customers a full range of products and services for voice, data and video communications.

         Williams has other significant investments in:

         WILTECH/VYVX, which provides national network video services for television, cable, businesses, movie-makers and others, and provides interactive, computer-based training and information-retrieval programs for industry.

         KERN RIVER GAS TRANSMISSION, a Wyoming-to-California natural gas pipeline system 50 percent owned by Williams.

         WILLIAMS ENERGY VENTURES, which is involved in development of new liquid petroleum ventures.

         APCO ARGENTINA INC., 62 percent owned by Williams, is engaged in oil and natural gas exploration and production in Argentina.

         Williams is traded on the New York and Pacific stock exchanges under the symbol WMB.